                                                                    Exhibit 99.1

                            Joint Filer Information

Name of Joint Filer:                 PNC Investment Capital Corp.
Address of Joint Filer:              c/o Empowerment & Inclusion Capital I Corp.
                                     340 Madison Avenue
                                     New York, New York 10173
Relationship of Joint Filer to
Issuer:                              10% Owner
Issuer Name and Ticker or
Trading Symbol:                      Empowerment & Inclusion Capital I Corp.
                                     [ EPWR ]
Date of Event Requiring Statement:   01/07/2021
(Month/Day/Year):
Designated Filer:                    PNC Investment Capital Corp.

Name of Joint Filer:                 The PNC Financial Services Group, Inc.
Address of Joint Filer:              c/o Empowerment & Inclusion Capital I Corp.
                                     340 Madison Avenue
                                     New York, New York 10173
Relationship of Joint Filer to
Issuer:                              10% Owner
Issuer Name and Ticker or
Trading Symbol:                      Empowerment & Inclusion Capital I Corp.
                                     [ EPWR ]
Date of Event Requiring Statement:   01/07/2021
(Month/Day/Year):
Designated Filer:                    PNC Investment Capital Corp.